EXHIBIT 99.8

CHILDTIME LEARNING CENTERS, INC.

RIGHTS OFFERING

NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase units (“Units”), each consisting of $35 principal amount of 15% Subordinated Notes Due 2008 and                     shares of Common Stock, no par value per share, of Childtime Learning Centers, Inc. (“Childtime”) pursuant to the Rights Offering described in Childtime’s Prospectus, dated                    , 2003 (the “Prospectus”), hereby certifies to Childtime and to Computershare Trust Company of New York, as Subscription Agent for the Rights Offering, that the undersigned has subscribed for, on behalf of beneficial owners of Rights (which may include the undersigned), the number of Units specified below (without identifying any such beneficial owners):

BASIC SUBSCRIPTION PRIVILEGE	OVER-SUBSCRIPTION PRIVILEGE	TOTAL UNITS SUBSCRIBED
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Date: ______________________________, 2003

Name of Nominee Holder

Address of Nominee Holder
By:
Name:
Title: